Exhibit 99.1

FOR IMMEDIATE RELEASE

Stoneridge Provides Business Updates Related to COVID-19

Diversification and Strong Balance Sheet Expected to Lessen the Impact of Current Macroeconomic Factors

Withdraws Full-Year Guidance and Will Provide Update on First Quarter Call

NOVI, Michigan – March 30, 2020 – Stoneridge, Inc. (NYSE: SRI) today provided a business update related to the impact of the COVID-19 pandemic. As a result of the unpredictable duration and uncertain impact that the COVID-19 pandemic will have across the global transportation industry, and in light of recent changes in customer demand, uncertainty of demand for the remainder of 2020 and a weaker outlook for the near term global economy, the Company is withdrawing its previously provided 2020 financial guidance. The Company will provide an update during its first quarter earnings conference call.

Jon DeGaynor, president and chief executive officer, commented, “Our leadership team is focused on the safety and security of our employees and we remain committed to doing everything we can to lessen the impact that the COVID-19 pandemic is having on our employees, both in the workplace and at home. As the situation evolves, we are following both national and local guidelines. Where possible, we have instituted a work-from-home policy to ensure we do our part to slow the spread of the virus. Where work-from-home arrangements are not possible, we are strictly adhering to the CDC and other applicable guidelines. Since our global customers are in the critical transportation and infrastructure businesses, we will make every effort to support their continuing requirements. At this time, our production facilities are operating on modified schedules because of reduced customer demand. Our facility in Suzhou, China has resumed operations and is ramping back up to capacity. We are in communication with our customers and suppliers around the world and are actively adjusting our operating model and cost structure to address the needs of our customers and any limitations due to the pandemic.”

The Company’s diversified product portfolio, end-markets, geographies and customers are expected to lessen the impact of the pandemic. In 2019, 41% of the Company’s sales were to automotive customers, 33% to commercial vehicle customers, 18% to off-highway or other markets and 8% to aftermarket distributors, mass merchandisers and monitoring services. Similarly, in 2019, 55% of the Company’s sales were in North America, 31% were in Europe, 8% were in South America and 6% were in Asia Pacific, which were almost exclusively in China. Finally, the Company’s largest customer in 2019 was Ford, which accounted for 11% of direct sales, followed by Volvo, Daimler and MAN, which accounted for less than 20% of direct sales combined.

Bob Krakowiak, executive vice president and chief financial officer, commented, “As a leadership team, we are evaluating all options to manage costs, capital spending and working capital. Our balance sheet remains strong and we have capital available to weather a prolonged disruption. Recently, we utilized our existing $400 million credit facility to draw an additional $25 million of cash to ensure adequate available capital across our global locations. We will continue to utilize our available capital as necessary to support operations and to address the rapidly evolving situation.”

As of February 29, 2020, Stoneridge had estimated unaudited cash and cash equivalents of $60.3 million and debt balances of $131.9 million. The Company has approximately $2.6 million of debt maturing in 2020 and approximately $0.4 million maturing in 2021 related to a short-term credit line in Suzhou and long-term notes in Brazil. The Company’s net debt (total debt less cash and cash equivalents) to 2019 adjusted EBITDA ratio was approximately 0.9x as of February 29, 2020. As of February 29, 2020, under the current credit facility the Company had approximately $270 million of undrawn commitments.

DeGaynor concluded, “We expect our end-market, geographic and customer diversification will help lessen the impact to Stoneridge, while our strong balance sheet and access to capital will ensure our operations continue as efficiently as possible. We will continue to support our employees and customers to the best of our ability throughout this unprecedented event.”

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About Stoneridge, Inc.

Stoneridge, Inc., headquartered in Novi, Michigan, is an independent designer and manufacturer of highly engineered electrical and electronic components, modules and systems principally for the automotive, commercial, off-highway, motorcycle and agricultural vehicle markets. Additional information about Stoneridge can be found at www.stoneridge.com.

Forward-Looking Statements

Statements in this release contain “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this report and may include statements regarding the intent, belief or current expectations of the Company, with respect to, among other things, our (i) future product and facility expansion, (ii) acquisition strategy, (iii) investments and new product development, (iv) growth opportunities related to awarded business, and (v) operational expectations. Forward-looking statements may be identified by the words “will,” “may,” “should,” “designed to,” “believes,” “plans,” “projects,” “intends,” “expects,” “estimates,” “anticipates,” “continue,” and similar words and expressions. The forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among other factors:

•	the reduced purchases, loss or bankruptcy of a major customer or supplier;
•	the costs and timing of business realignment, facility closures or similar actions;
•	a significant change in automotive, commercial, off-highway, motorcycle or agricultural vehicle production;
•	competitive market conditions and resulting effects on sales and pricing;
•	the impact of changes in foreign currency exchange rates on sales, costs and results, particularly the Argentinian peso, Brazilian real, Chinese renminbi, euro, Mexican peso and Swedish krona;
•	our ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions;
•	customer acceptance of new products;
•	our ability to successfully launch/produce products for awarded business;
•	adverse changes in laws, government regulations or market conditions, including tariffs, affecting our products or our customers’ products;
•	our ability to protect our intellectual property and successfully defend against assertions made against us;
•	liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party, or the impact of product recall or field actions on our customers;
•	labor disruptions at our facilities or at any of our significant customers or suppliers;
•	business disruption due to natural disasters or other disasters outside of our control, such as the recent coronavirus outbreak;
•	the ability of our suppliers to supply us with parts and components at competitive prices on a timely basis, including the impact of potential tariffs and trade considerations on their operations and output;
•	the amount of our indebtedness and the restrictive covenants contained in the agreements governing our indebtedness, including our revolving credit facility;
•	capital availability or costs, including changes in interest rates or market perceptions;
•	the failure to achieve the successful integration of any acquired company or business;
•	risks related to a failure of our information technology systems and networks, and risks associated with current and emerging technology threats and damage from computer viruses, unauthorized access, cyber-attack and other similar disruptions; and
•	the items described in Part I, Item IA (“Risk Factors”) of our 10-K filed with the SEC.

The forward-looking statements contained herein represent our estimates only as of the date of this release and should not be relied upon as representing our estimates as of any subsequent date.  While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, whether to reflect actual results, changes in assumptions, changes in other factors affecting such forward-looking statements or otherwise.

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Use of Non-GAAP Financial Information
This press release contains information about the Company’s financial results which is not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. The provision of these non-GAAP financial measures for 2019 is not intended to indicate that Stoneridge is explicitly or implicitly providing projections on those non-GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the Company at the date of this press release and the adjustments that management can reasonably predict.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that net debt and adjusted EBITDA are useful measure in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods.

Net debt and adjusted EBITDA should not be considered in isolation or as a substitute for debt or other income statement or cash flow statement data prepared in accordance with GAAP.

Regulation G Non-GAAP Financial Measure Reconciliations

Reconciliation to US GAAP

Reconciliation of Adjusted EBITDA

(USD in millions)	2019
Income Before Tax	$68.4
Interest expense, net	4.3
Depreciation and amortization	30.9
EBITDA	$103.6
Add: Pre-Tax Step-Up in Fair Value of Earn-Out (PST)	2.3
Less: Pre-Tax Gain in Fair Value of Equity Investment	0.2
Add: Pre-Tax Restructuring Costs	13.4
Add: Pre-Tax Business Realignment Costs	1.8
Less: Pre-Tax Gain from Disposal of Non-Core Products	(33.9)
Less: Pre-Tax Recovery of Brazilian Indirect Taxes	(6.5)
Add: Pre-Tax Share-Based Comp Accelerated Vesting	0.7
Less: Pre-Tax Capitalized Software Development Expensed in Q1 and Q2	(0.8)
Add: Pre-Tax Capitalized Software Development Capitalized in Q3	0.8
Less: Pre-Tax One-Time Sale of Non-Core Product Inventory	(1.4)
Adjusted EBITDA	$80.3

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Contact:

Matt Horvath

Director, Investor Relations and Corporate Development

matthew.horvath@stoneridge.com
+1.248.324.3883

Regan Grant

Director, Global Strategic Marketing and Communications

Regan.Grant@stoneridge.com

+1.248.829.2100

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